UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)        May 6, 2008

PACER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-49828

Tennessee	62-0935669
(State or other jurisdiction of incorporation)	(I.R.S. employer identification no.)

2300 Clayton Road, Suite 1200
Concord, CA 94520

Telephone Number (877) 917-2237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.    Results of Operations and Financial Condition

On May 6, 2008, Pacer International, Inc. issued a press release announcing its first quarter 2008 results.  The press release is attached hereto as Exhibit 99.1.

The information set forth under this “Item 2.02. Results of Operations and Financial Condition,” including the Exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing, except as otherwise expressly stated in such filing.

ITEM 8.01.  Other Events

On May 6, 2008, Pacer International, Inc. announced that its Board of Directors declared a regular $0.15 per share dividend on the Company’s common stock at its meeting on May 6, 2008.  The dividend will be payable on July 10, 2008, to shareholders of record at the close of business on June 20, 2008.

 The current Board authorization which allows the Company to repurchase in the aggregate $160.0 million of its common stock, of which $60.7 million is outstanding and due to expire on June 15, 2008, was extended to June 15, 2009 at our May 6, 2008 Board of Directors meeting.

ITEM 9.01.       Financial Statements and Exhibits

(d)   Exhibits

        99.1      Press Release of Pacer International, Inc. dated May 6, 2008 (furnished pursuant to Item 2.02).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACER INTERNATIONAL, INC.
A Tennessee Corporation

Dated: May 6, 2008                                                                        By: /s/ Lawrence C. Yarberry
Executive Vice President and Chief
Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER

    99.1          Press Release of Pacer International, Inc. dated May 6, 2008 (furnished pursuant to Item 2.02).